Exhibit 10.24

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 230.406

Corporate Supply Agreement

This Corporate Supply Agreement (“Agreement”) is entered into on this 2nd day of March, 2006, effective as of the 1st day of September, 2004 (“Effective Date”), between Motorola, Inc., a Delaware corporation, with offices at 1303 E. Algonquin Road, Schaumburg, Illinois 60196 (“Motorola”), and Entropic Communications, Inc., a Delaware corporation, with offices at 9276 Scranton Road, Suite 200, San Diego, CA 92121 USA (“Supplier”). Motorola and Supplier may each be referred to individually as a “Party” or collectively as “Parties” to this Agreement. This Agreement is intended to be the Master Purchase Agreement referred to in the Entropic Materials License Agreement dated as of October 2004 (the “Materials License Agreement”) between Supplier and General Instrument Corporation, acting as the Broadband Communications Sector of Motorola. Motorola and Supplier agree as follows:

1. Definitions

A. References to “Motorola” or “Supplier” include their Affiliates. “Affiliate” means any entity that controls, is controlled by, or is under common control with a Party. “Control” means an entity owns or controls […***…] of the voting stock or other ownership interest of another entity.

B. “Confidential Information” means confidential or proprietary data or information disclosed by one Party to the other under this Agreement (i) in written, graphic, machine recognizable, electronic, sample, or any other visually perceptible form, which is clearly designated as “confidential” or “proprietary” at the time of disclosure, and (ii) in oral form, if it is identified as confidential at the time of disclosure, and confirmed in writing within thirty (30) days after disclosure.

C. “Customer” means any and all purchasers or licensees of Motorola.

D. “Fixes” mean the correction of a Problem which will restore or return the Software, and thus the Products, to performance in accordance with the applicable Specifications and any and all improvements that relate to performance but do not provide material New Features or Enhancements for the Software.

E. “Bypass” shall mean a temporary procedure by which a user can avoid a reported problem by changes to the procedures followed or data supplied by the user when using the Software or a temporary Fix supplied by the Supplier.

F. “Enhancement”, “Maintenance” or “Minor Release” means a new version of the Software that improves existing functionality or adds minor functionality, and continues to support the original functionality of the Software as provided to Motorola. The numbering system xx.yy is used to designate a Software release and the next higher consecutive number for “yy” will be used to designate an Enhancement, Maintenance or Minor Release.

G. “Major Release” means a release of new Software by Supplier that contains New Features or functionality. The numbering system xx.yy will be used to designate a Software release, and the next higher consecutive number for “xx” will be used to designate a Major Release.

H. “New Feature” means Software that adds substantial functionality in addition to the original functional characteristics of the Software as provided to Motorola. A New Feature shall be deemed to be a new item of Software and shall be subject to acceptance and warranty.

***Confidential Treatment Requested

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 230.406

I. “Problem” means a defect, failure of performance or failure of the Software to conform to Supplier’s marketing literature provided to Motorola, the response time as warranted, the Documentation and operating manuals furnished by Supplier or the Specifications governing said Software and/or Products where such failure affects operational performance, functional performance or Motorola’s ability to license the Software to Customers.

J. “Technology” means Supplier’s Intellectual Property existing on the Effective Date and Supplier’s Intellectual Property developed during the Term of this Agreement. The term ‘Technology” shall include without limitation, (i) designs, drawings and specifications related to the Products, (ii) detailed source code files, listings, tools, encryption keys, compilers, designs, specifications, drawings, test programs, schematics, and other supporting documentation for all of the software; (iii) a complete list and description of any and all third party software that is included in the software; (iv) detailed procedures for the inspection and testing of the Products and software to ensure quality and compliance with the documentation; (v) all revised and supplemental documentation prepared or assembled by or on behalf of Supplier; (vi) any and all other improvements to any documentation made or authorized by Supplier; and (vii) detailed instructions for the use, operation, maintenance and servicing of the Products and software.

K. “Supplier’s Intellectual Property” means any and all technology, technical information, and rights therein owned or licensed from a third party by such Supplier, including, without limitation, technical data, inventions, concepts, processes, formulae, algorithms, know-how, system, apparatuses, software, designs, design elements, product features, product specifications, works of authorship, drawings, and any other technical subject matter related thereto, Including all of Supplier’s Patent Rights, copyrights, trade secrets, masks and mask works, industrial designs and other intellectual property rights therein protected under the laws of any country or the world (whether or not the rights therein are currently perfected).

L. “Patent Rights” means (a) all patent applications heretofore or hereafter filed or having legal force, in any country; (b) all patents that have issued or in the future issue there from, including utility, model and design patents and certificates of invention; and (c) all divisions, continuations, continuations-in-part, re-issuances, renewals, extensions or additions to any such patent applications and patents.

M. “Third Party Materials” shall mean all third party software, firmware, tools, and other materials that are necessary to manufacture, sell and support the Product and Software.

N. “Acknowledgement” means Entropic will send an email response verifying receipt of a Report of a Problem.

O. “Report of a Problem” Problem reports need to be in email form detailing the nature and specific set up which results in generating a bug.

2. Products

A. This Agreement applies to the products listed in Exhibit A (“Products”). The Products will be developed and manufactured in accordance with the specifications, drawings and technical information set forth or identified in Exhibit B, as such exhibit may be amended from time to time pursuant to this Agreement (the “Specifications”).

3. Orders

A. If requested by Motorola and agreed by Supplier, Supplier will use Motorola’s forecasting and ordering program for schedule sharing. Motorola also may purchase Products through

2

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 230.406

purchase orders, or as otherwise agreed by the Parties. Lead times for Products are set forth in Exhibit A. The Parties will meet periodically to review and make commercially reasonable efforts to reduce lead times to meet Customer requirements.

B. Motorola will provide Supplier with a written requirements notice, indicating the percentage of Motorola’s total requirements for specific Products sourced from Supplier. […***…] Supplier will maintain adequate capacity to supply Motorola with a […***…] sustainable increase in upside demand over Motorola’s total requirements. If at any time Supplier cannot meet the upside demand, Supplier will notify Motorola in writing and the Parties will work together to address Motorola’s requirements on a timely basis.

C. The minimum order size for parts sold in […***…] is […***…] Products, and the minimum order size for parts sold in […***…] is […***…]. Supplier may not charge Motorola extra fees or charges on minimum size orders without prior written consent.

D. Supplier may be required to provide Products on an emergency basis to fulfill requirements for Motorola’s public safety Customers (“Public Safety Order”). Supplier will give any identified Public Safety Order the highest priority and use its reasonable best efforts to meet any required performance dates. “Reasonable Best efforts” includes without limitation, expediting receipt of required materials and components, use of overtime or non-standard working hours or days, and use of production cut-overs. […***…].

E. Motorola may assign all or a portion of its rights to purchase Products under this Agreement to a Motorola outsourcer, upon approval from Entropic in writing, not to be unreasonably withheld.

4. Product Changes and Discontinuances

A. Supplier will give Motorola at least […***…] prior written notice if Supplier decides to change the form, fit or function, or part numbers of any Product. In addition, Supplier will not make changes to Products being supplied pursuant to mutually agreed Specifications, without Motorola’s prior written approval.

B. Supplier will give Motorola at least […***…] prior written notice if Supplier decides to discontinue the manufacture or distribution of any Product. During such period, Motorola may make a final buy of the impacted Product and take delivery within […***…] of the final buy date.

5. Pricing and Payment

A. Prices for the Products are set forth in Exhibit A (“Prices”).

B. Payment for Products is due net […***…] from the date of Supplier’s invoice; provided that such date will not be before the Products covered by such invoice are delivered to Motorola’s carrier. Motorola agrees to accept partial shipments; provided that Supplier shall use its best efforts to only invoice Motorola for such quantity actually delivered to Motorola’s carrier.

C. […***…].

6. Delivery and Acceptance

A. Prices quoted are EXW Shipping Point (Incoterms 2000). Title and risk of loss will pass to Motorola or its Customer, as appropriate, upon receipt by (i) a Motorola facility or Motorola-designated third-party facility, (ii) a Motorola-designated carrier or freight forwarder, or (iii) a Customer, provided that title to software Products shall not pass to Motorola or its Customer at any time. Supplier is responsible for loss or damage discovered after receipt of Products and caused by Supplier.

3	***Confidential Treatment Requested

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 230.406

B. […***…] of Supplier’s receipt of non-conforming Products, Supplier will issue a return material authorization (“RMA”) to Motorola. Supplier will provide Motorola with a written report regarding the non-conforming Products within […***…] thereafter. The RMA process will not affect any Motorola right or remedy under applicable law to reject or revoke acceptance of non-conforming Products.

C. If requested by Motorola and agreed by Supplier, […***…], which may require Supplier to enter into additional contracts with Motorola […***…].

7. Imports and Customs/Exports

A. Motorola will be the importer of record for the Products, unless the parties agree otherwise. Supplier will comply with all laws and regulations governing importation of goods into each country in which Supplier conducts business under this Agreement. All Products must be labeled in accordance with local customs marking laws (including U.S. federal regulation 19 C.F.R. §134 and other country of origin identification requirements), in a permanent and legible fashion. Supplier will be responsible for providing Motorola with all required documentation. Motorola reserves the right to claim duty drawback. Entropic reserves the right to claim duty drawback unless Motorola is responsible for paying the duty. For any Products produced within the terms of trade programs, or Products that are eligible for tariff preference programs, Supplier will provide accompanying documentation to support the qualification of Products for these programs. Supplier will comply with both the security recommendations of the U.S. Department of Homeland Security’s Customers & Border Protection’s “Customs-Trade Partnership against Terrorism (C-TPAT) Program” (http://www.customs.ustreas.gov/im-poexpo/impoexpo.htm), to the extent that the C-TPAT security recommendations are reasonable for Supplier’s operations; as well as any non-U.S. security recommendations.

B. The Party that is the exporter of record is responsible for shipping goods to the other Party’s locations outside of the United States, and will obtain all required export authorizations required to lawfully make the shipments. Supplier will only sell, license, ship, transfer, export, or re-export Products according to Motorola’s specific instructions. Supplier will obtain all necessary licenses or approvals before directly or indirectly exporting or re-exporting any of Motorola’s Confidential Information or goods to any country for which the United States requires an export license or other approvals.

8. Representations and Warranties

A. Supplier expressly warrants that all Products (i) are free from material defects in materials and workmanship, and (ii) conform, in all material respects, to the Specifications, and (iii) […***…] as defined below, for […***…] from the date of Supplier’s shipment. Supplier warrants that all Products are now, and at the time of delivery and acceptance, owned or licensed by Supplier, free and clear of any liens or encumbrances. Supplier warrants that all Products are wholly new and contain new components and parts throughout. This warranty applies to all Products regardless of the country of deployment. Supplier also represents and warrants that, except as identified on Exhibit E attached hereto, no part of any software or other deliverables delivered by Supplier under this Agreement shall contain any software or component licensed or obtained under any Open Source or other similar licensing program. For purposes of this

4	***Confidential Treatment Requested

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 230.406

paragraph, the term “Open Source” shall mean software or code (“Software”) that is licensed pursuant to terms that require as a condition of use, modification and/or distribution that any software incorporated into, derived from or distributed with such Software be: (a) disclosed or distributed in source code form; (b) licensed for the purpose of making derivative works; or (c) re-distributable at a nominal charge. Supplier is responsible for all costs incurred by Motorola related to any breach of these warranties, including without limitation, all costs of any kind [incurred by Motorola that are directly associated with recalling Products sold to Customers (if the Customer requires such a recall), repair, replacement or refund of Products, it being Motorola’s commercially reasonable option as to which remedy should apply. […***…]. All warranties survive any inspection, acceptance, or payment by Motorola.

B. A Product is defined to be […***…] if (i) it […***…] A Product will also be considered as […***…] if Supplier can […***…] within a reasonable time, that make such Product become […***…] following reasonable written notice that such Product is not […***…] Supplier agrees to indemnify and hold Motorola harmless against all claims, actions, liabilities, damages, losses, judgments, decrees, costs and expenses, and attorney’s fees incident to any claim or proceeding which is or may be made or brought against Motorola by a third party, including without limitation, all costs of any kind incurred by Motorola that are directly associated with recalling Products sold to Customers (if the Customer requires such a recall) (a “Loss”) based on a claim that the goods purchased by Motorola from Supplier fail to conform to the warranty expressed in this section. Notwithstanding any of the foregoing in Sections 8(A) and 8(B), Supplier shall not be responsible or liable for any remedies […***…], to the extent that […***…], unless the reason […***…] is due to […***…] in which case this exception shall be inapplicable.

C. In addition to the remedies set forth in Section 8(A) and 8(B) above, in the event of an Epidemic Failure, Supplier will […***…], pursuant to a corrective action plan […***…]. Supplier, at its sole expense, will […***…]. “Epidemic Failure” means Product failures that Motorola determines have a common root cause […***…], including without limitation (i) poor workmanship, (ii) noncompliance with the Specifications or industry standards […***…], and (iii) use of incorrect or known defective parts or software, or a missing test sequence.

D. Supplier represents and warrants that it is in compliance with the insurance requirements set forth in Exhibit C.

E. Supplier, on behalf of itself and all entities within its supply chain as it relates to this Agreement (“Supply Chain”), represents and warrants that all Products are produced and supplied in compliance with all applicable laws, orders, rules and regulations, including any local laws, orders, rules and regulations in effect where the Products are manufactured and all applicable jurisdictions’ rules and regulations concerning freedom of association, wages and working hours, safety and health, anti-discrimination and humane treatment of workers. For Products provided, sold in, or imported into the United States, Supplier represents and warrants that Supplier will, and Supplier will use reasonable efforts to ensure that its Supply Chain will, comply with the standards set forth in Exhibit D. Supplier will re-certify compliance annually.

F. GENERAL DISCLAIMER. EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION 8, SUPPLIER DISCLAIMS ALL WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, OR ANY AFFIRMATION OF FACT OR REPRESENTATION, INCLUDING THE WARRANTIES OF MERCHANTABILITY, AND FITNESS FOR A PARTICULAR

5	***Confidential Treatment Requested

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 230.406

PURPOSE. THE WARRANTIES SET FORTH IN SECTION 8 SHALL CONSTITUTE THE ONLY WARRANTIES GRANTED BY SUPPLIER, AND, TO THE EXTENT ANY REMEDIES ARE PROVIDED HEREIN, SUCH REMEDIES SHALL CONSTITUTE SUPPLIER’S SOLE LIABILITY AND MOTOROLA’S SOLE AND EXCLUSIVE REMEDY FOR SUPPLIER’S BREACH OF SUCH WARRANTY.

9. License Grants

A. For the purposes of this Section 9, the term “Software” shall mean: (i) all software or firmware embedded in the Products; (ii) all free-standing software which works with, or runs on the Products provided to Motorola, in either object code and source code, either at the time the Products are delivered or at any other time; and (iii) all documentation relating to such software or firmware provided to Motorola. Subject to the terms of this Agreement, Supplier hereby grants Motorola a limited, non-exclusive, non-transferable (except as expressly permitted herein), worldwide license to use Supplier’s intellectual property rights embodied in the Software or otherwise in the Products for the sole purpose of incorporating the Products into Motorola’s products for resale to Motorola’s customers pursuant to the terms of a separate written agreement between Motorola and each of its resellers, distributors, and/or end users that protects Supplier’s Confidential Information and intellectual property rights at least to the same extent as this Agreement. Supplier retains all rights not expressly granted to Motorola hereunder. In addition, and solely in conjunction with Motorola’s right to incorporate and resell the Products as set forth in this Section 9, Motorola shall have the right, to include in Motorola’s products, the binary files created by Motorola pursuant, if applicable, to its previously executed materials license agreement with Supplier (the “MLA”), provided that such binary files were properly created as authorized under the MLA, and that Motorola ensures that Supplier has no liability of any nature whatsoever regarding such binary files. For avoidance of doubt, such binary files may only be provided to third parties together with the Products, and may not be provided as standalone items.

B. Restrictions. Except as permitted hereunder and under the MLA, to the extent that the Products consist of software or firmware (“Supplier Code”), this Agreement shall be not construed to grant to Motorola any right, title, or interest in any intellectual property rights embodied in or associated with the Supplier Code, or any right to copy, modify or lease the Supplier Code. Except as permitted hereunder, Motorola shall not, nor shall Motorola permit any third person to, reverse assemble, reverse compile, reverse translate or otherwise reverse engineer the Supplier Code, or otherwise attempt to learn or derive the source code, structure, algorithms or ideas underlying the Supplier Code. Motorola shall take all appropriate actions by instruction to, or agreement with such third parties to satisfy Motorola’s obligations to Supplier under this Agreement regarding all Software. Supplier’s title to the Software, whether in whole or in part, and in all copies, will remain in and be the sole and exclusive property of Supplier.

10. Indemnities and Limitations of Liability

A. Each Party will indemnify and hold harmless the other Party, its officers, directors, employees, contractors and agents (“Indemnified Parties”) from any and all claims, damages, expenses, suits, losses, or liabilities for any death, injury, or property damage caused by the […***…].

6	***Confidential Treatment Requested

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 230.406

B. Infringement Indemnification by Supplier. Supplier shall defend, indemnify and hold Motorola, its officers, directors, employees, agents and suppliers, harmless from and against any and all damages, liabilities, losses and expenses (including attorneys’ fees) suffered or incurred by Motorola in connection with any claim, demand, suit or other legal action (each, a “Claim”), brought by […***…] to the extent such Claim […***…].

C. Additional Actions. In the event of a Claim or if Supplier reasonably believes a Claim is likely, Supplier may, in its sole discretion: (i) modify the infringing Product so that it is no longer infringing but functionally equivalent; (ii) replace the Product with a non-infringing version of the Product which is a form, fit and functionally equivalent product; or (iii) obtain a license for Motorola to continue using the Product as provided in this Agreement.

D. Exclusive Remedies and Limitations. The obligations and remedies set forth in this Section 10 shall be […***…] for the infringement of third-party rights by the Product. Supplier shall have no obligation under this Section 10 for any Claims to the extent that they result from or arise in connection with: […***…]. Supplier shall have no liability under this Section 10 for […***…] if the basis for […***…] is the result of […***…].

E. Conditions. The obligations set forth in this Section 10 are contingent upon: (i) the party seeking indemnification (the indemnified Party”) giving prompt written notice to the party providing the indemnification (the “Indemnifying Party”) of any such Claim; (ii) the Indemnified Party allowing the Indemnifying Party to have control of the defense and related settlement negotiations for the Claim; provided that the Indemnifying Party shall have no right to incur any liability on behalf of the Indemnified Party without the Indemnified Party’s prior written consent; and (iii) the Indemnified Party fully assisting and cooperating in the defense and settlement negotiations as reasonably requested by the Indemnifying Party so long as the Indemnifying Party pays the Indemnified Party’s out-of-pocket expenses associated with such assistance and cooperation. Subject to the Indemnifying Party’s right to control the defense and settlement of such Claims, the Indemnified Party may, at its cost and expense, engage its own counsel to advise the Indemnified Party regarding any Claims.

F. EXCEPT FOR […***…]: (I) UNLESS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, IN NO EVENT WILL EITHER MOTOROLA OR SUPPLIER, WHETHER AS A RESULT OF BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, HAVE ANY LIABILITY TO EACH OTHER OR TO ANY THIRD PARTY, FOR ANY INDIRECT, PUNITIVE, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES; OR, (II) IN NO EVENT WILL EITHER PARTY’S CUMULATIVE LIABILITY (EXCEPT FOR MOTOROLA’S OBLIGATION TO MAKE PAYMENT HEREUNDER) […***…].

NOTWITHSTANDING THE FOREGOING LIMITATION OF LIABILITY IN (11) ABOVE, SUPPLIER’S CUMULATIVE LIABILITY WITH RESPECT TO LIABILITY ARISING IN CONNECTION WITH […***…] SHALL BE AS FOLLOWS: […***…]. WITHOUT LIMITING THE FOREGOING, MOTOROLA ACKNOWLEDGES AND AGREES THAT SUPPLIER SHALL HAVE NO LIABILITY UNDER SECTION 8(B) FOR […***…].

11. Fixes, Bypasses, Enhancements and Maintenance Releases

During the term of this Agreement, Supplier shall, unless explicitly stated in Exhibit F, provide any and all Fixes, Bypasses, Minor Releases and Maintenance Releases to Motorola, at no

7	***Confidential Treatment Requested

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 230.406

additional cost. Supplier shall provide any and all Fixes, Bypasses, Minor Releases and Maintenance Releases to Motorola no later than […***…]. In addition to these Fixes, Bypasses, Minor Releases and Maintenance Releases, Supplier hereby agrees to make certain other mutually agreed upon Software changes. The parties shall agree in writing on future Software changes and delivery dates as such needs arise. In the event during the term of this Agreement Supplier fails to meet any of the agreed upon delivery dates for such agreed upon Software changes and Supplier fails to cure the breach […***…] from Motorola to Supplier, then Supplier shall provide Motorola with […***…] until the breach is cured, […***…]. In the event that Supplier fails to cure the breach […***…] from Motorola to Supplier, […***…] until the breach is cured.

11.1 Support Limitations.

Supplier shall have no obligation to support: (a) altered, damaged or modified c.LINK MAC or driver Software; (b) c.LINK MAC or driver Software that is not the then current or previous sequential release; (c) c.LINK MAC or driver Software problems caused by Motorola’s negligence, hardware malfunction or other causes beyond the control of Supplier; or (d) c.LINK MAC or driver Software installed in an operating environment or in a hardware environment for which the c.LINK MAC or driver Software has not been licensed or authorized.

11.2 First Level Support for Driver Software.

Motorola shall be responsible for providing first-level technical support to sub-distributors and end users of the c.LINK MAC and Driver Software, which includes, without limitation, discussing maintenance and support issues about the Driver Software directly with sub-distributors and end users. Motorola shall also track Errors, perform problem determination and provide Supplier, as appropriate, documented Errors to assist Supplier in performing its support obligations under this Section. Motorola shall ensure that all questions regarding the use or operation of the Driver Software marketed by Motorola are addressed to, and answered by Motorola, and Motorola will not represent to any third party that Entropic is available to answer any end user questions directly. Supplier shall refer any end user questions relating to the Driver Software to Motorola.

12. Error Severity Level Description and Resolution Plan

During the Term of this Agreement and, in addition to Supplier’s warranty, if Software fails to operate in strict conformance with the Specifications, or if the following specified errors (“Error”) occur, Supplier agrees to respond and perform as follows:

Error Severity Level	Severity Level Description	Response	[…***…]
1	FATAL: Reported problems preventing all useful work from being done or potential data loss or corruption, or Software functionality is inoperative; and such inability to use or potential data loss or corruption has a critical impact to Customer’s operations	• Acknowledgment	[…***…]
		• Work Around, temporary fix	[…***…]
		• Final fix, update, or new release	[…***…]
		• Communications	[…***…]

8	***Confidential Treatment Requested

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 230.406

2	SEVERE IMPACT: Problems disable major functions required to do productive work or Software is partially inoperative and is considered as severely restrictive by Customers.	• Acknowledgment	[…***…]
		• Work Around, temporary fix	[…***…]
		• Final fix, update, or new release	[…***…]
		• Communications	[…***…]

3	DEGRADED OPERATIONS: Reported problems disabling specific non-essential functions; Error condition is not critical to continuing operation and/or Motorola or its Customer has determined a work-around for the Error condition.	• Acknowledgment	[…***…]
		• Work Around, temporary fix	[…***…]
		• Final fix, update, or new release	[…***…]
		• Communications	[…***…]

4	MINIMAL IMPACT: Any deviation from Specifications not otherwise included in a Severity 1, 2, or 3 category.	• Acknowledgment	[…***…]
		• Work Around, temporary fix	[…***…]
		• Final fix, update, or new release	[…***…]
		• Communications	[…***…]

b.	In the case of a FATAL or SEVERE IMPACT Error condition, Supplier shall use its commercial best efforts to acknowledge notification of such Error condition within the time frames indicated.

c.	Supplier shall correct Errors in the Software in accordance with Error Severity Levels specified above. In addition, at any time during the Error correction or technical support process, Motorola may invoke the below listed escalation procedure:

1.	Supplier’s escalation process is to ensure that when a problem is not being resolved in a satisfactory manner, (i) both Motorola and Supplier have a common perception of the nature and criticality of the problem, (ii) the visibility of the problem is raised within Supplier’s organization, and (iii) appropriate Supplier resources are allocated toward solving the problem.

2.	The following escalation process may be invoked by Motorola when an Error, defect, non-conformity or technical support issue has been reported to Supplier, the Error substantially affects Motorola’s Customers use of the Software, and Supplier has not yet provided a patch or bypass around the Error.

9	***Confidential Treatment Requested

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 230.406

3.	The escalation processes can be initiated by contacting the next higher management level within Supplier’s organization. Such Supplier designate will work with Motorola’s designated contact and management to bring a satisfactory solution to the situation. The effort will be focused on developing an action plan and coordinating whatever Supplier resources are required to meet Motorola’s needs as rapidly as possible, within the policy stated above.

4.	During the period of the action plan, regular status update communications will be established between Motorola’s designate and Supplier’s designate.

5.	If an action plan cannot be agreed to, or if the action plan fails to provide a satisfactory solution within the time frame defined in the action plan, the problem will be escalated to Supplier’s highest management level.

e.	In addition, if a FATAL Error remains unresolved […***…] after reporting thereof by Motorola, or, if a SEVERE IMPACT Error remains unresolved […***…] after reporting by Motorola, upon Motorola’s request, and if agreed appropriate by both parties, Supplier shall provide a Software engineer at Motorola’s site(s) or Customer’s site(s), at no additional charge, to resolve the Software Error.

f.	Supplier shall provide Motorola -telephone hotline assistance and a dedicated applications engineer related to operation of the Software, including questions about individual features or suspected malfunctions. In addition, Supplier shall provide Motorola with emergency after-hours or weekend contact numbers wherein support can be obtained in the event of unavailability of the Software due to a FATAL or SEVERE IMPACT Error. If a FATAL Error is reported after hours, or during the weekend, Supplier shall begin workaround/temporary fix activities as soon as possible.

13. Supplier’s Support of Changes Requested by Motorola

A. Upon the request of Motorola, Supplier hereby agrees to reasonably support changes to its Software, including without limitation, the drivers, to implement hardware and firmware changes by Motorola, and changes by […***…].

14. Confidentiality

A. The Parties will (i) maintain the confidentiality of each other’s Confidential Information and not disclose it to any third party, except as authorized by the original disclosing Party in writing, (ii) restrict disclosure of Confidential Information to employees and contractors who have a “need to know,” provided that the Party binds its employees, contractors, and subcontractors by terms of nondisclosure no less restrictive than those contained here and properly informs them of the confidential status of information provided to them, and (iii) handle Confidential Information with the same degree of care the receiving Party applies to its own confidential information, but in no event, less than reasonable care. Confidential Information is and at all times will remain

10	***Confidential Treatment Requested

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 230.406

the property of the disclosing Party. No use of any Confidential Information is permitted except as expressly provided here, and no grant under any proprietary rights is hereby given or intended, including any license implied or otherwise.

B. Notwithstanding anything to the contrary herein, the receiving Party has no obligation to preserve the confidentiality of any Information that is (i) previously known, or received rightfully by the receiving Party without any obligation to keep it confidential, (ii) distributed to third parties by the disclosing Party without restriction, (iii) publicly available other than by unauthorized disclosure by the receiving Party, (iv) independently developed by the receiving Party, without use of the disclosing party’s confidential information or (v) disclosed to a governmental authority lawfully demanding Confidential Information, provided that the receiving Party provides timely prior written notice of such demand to the disclosing Party sufficient to allow the disclosing Party a reasonable opportunity to object to the scope or terms of the governmental demand, and confidentiality is otherwise maintained by the Parties after the disclosure. Motorola or third parties may be developing products similar in functionality to those developed by Supplier; the receipt of Confidential Information by Motorola from Supplier will not prohibit Motorola or third parties from developing products, provided that the provisions of this Agreement regarding the protection of Confidential Information have not been breached.

C. The existence of this Agreement, and its terms and conditions, are Confidential Information.

D. Each Party’s obligations under this Agreement to keep confidential and restrict use of the other Party’s Confidential Information will survive five (5) years from expiration or termination of this Agreement.

15. Notices

All notices and other communications will be in writing and transmitted to the address shown below by (i) personal delivery, (ii) expedited messenger service, (iii) registered or certified mail, postage prepaid and return receipt requested, or (iv) electronic telefacsimile with confirmed answer back. Notices are effective on the date of delivery or at the time presented, if delivery is refused by the addressee.

Notices to Motorola

Motorola, Inc.
101 Tournament Drive
Horsham, PA 19044
Attention: Commodity Manager
Facsimile: 215-323-0672

with a copy to

Motorola, Inc.
101 Tournament Drive
Horsham, PA 19044
Attention: Legal
Facsimile: 215-323-1300

11

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 230.406

Notices to Supplier
Entropic Communications, Inc.
9276 Scranton Road
Suite 200
San Diego, CA 92121
Attention: < Michael Economy
Facsimile: < 1-858-546-2411

with a copy to

(same location)

Attention: Patty Johnson
Facsimile: 1-858-546-2411

16. Term and Termination

A. The term of this Agreement is three (3) years from the Effective Date and shall renew from year to year thereafter unless either party gives the other party […***…] prior written notice before the end of the current term of its decision not to renew.

B. Either Party may terminate this Agreement by giving written notice to the other Party, if the other Party is in material breach and fails to cure the breach within […***…] of notice. Either Party may terminate this Agreement immediately by giving written notice to the other Party if (i) the other Party files a bankruptcy petition of any type or has a bankruptcy petition of any type filed against it, makes an assignment for the benefit of creditors, or goes into liquidation or receivership, (ii) the other Party ceases to conduct business in the normal course, becomes insolvent, enters into suspension of payments, moratorium, reorganization or bankruptcy, makes a general assignment for the benefit of creditors, admits in writing its inability to pay debts as they mature, suffers or permits the appointment of a receiver for its business or assets, or avails itself of or becomes subject to any other judicial or administrative proceeding that relates to insolvency or protection of creditors’ rights, or (iii) the direct or indirect ownership or control of the other Party that exists as of the Effective Date changes in any material manner that may adversely affect the rights of the terminating Party, including the acquisition of ownership or control by a competitor of the terminating Party.

17. Force Majeure

Neither Party is liable for delays in delivery or performance caused by the following, if beyond the actual control of the delayed Party: acts of God, including hurricanes, tornadoes, earthquakes, fires and floods; acts of terrorism; acts of civil or military authority, including war or embargoes; epidemics; and riots. If a force majeure event occurs, the date of delivery or performance will be extended for a period equal to the time lost by the occurrence of the force majeure event. The aggrieved Party will send written notice and particulars to the other Party, prior to or at the time of the original required performance. If a force majeure event results in a delay of more than […***…] and delivery or performance cannot be completed within an additional […***…], the aggrieved Party may cancel any further performance, including pending purchase orders and releases, with no liability.

12	***Confidential Treatment Requested

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 230.406

18. Governing Law and Dispute Resolution

A. This Agreement is governed by and construed in accordance with the laws of the state of New York, without regard to its conflict of law provisions. The Parties specifically disclaim application of the United Nations Convention on Contracts for the International Sale of Goods.

B. Motorola and Supplier will attempt to settle any claim or controversy arising out of this Agreement through consultation and negotiation in good faith and spirit of mutual cooperation. Disputes will be resolved by the following process. The dispute will be submitted in writing to a panel of […***…]. If the […***…] are unable to resolve the dispute within […***…], either Party may refer the dispute to mediation, the cost of which will be shared equally by the Parties, except that each Party will pay its own attorney’s fees. Within […***…] after written notice demanding mediation, the Parties will choose a mutually acceptable mediator. Neither Party will unreasonably withhold consent to the selection of the mediator. Mediation will be conducted in New York. If the dispute cannot be resolved through mediation within […***…], either Party may submit the dispute to a court of competent jurisdiction. Use of any dispute resolution procedure will not be construed under the doctrines of laches, waiver, or estoppel to adversely affect the rights of either Party. Nothing herein prevents either Party from resorting directly to judicial proceedings if the dispute is with respect to intellectual property rights, or interim relief from a court is necessary to prevent serious and irreparable injury to a Party or others. The Parties’ performance under this Agreement will not be suspended during the pendency of any dispute.

19. […***…]

20. Technology Escrow

A. In the event during the term of this Agreement Supplier: whether directly or through a successor or affiliate, (a) at any time […***…], or (b) […***…]; and (ii) neither Supplier nor any successor or affiliate or other third party […***…], Supplier hereby grants to Motorola a […***…] right and license (the “Limited License”)[ …***…] under Supplier’s Technology (but only to the extent Supplier has the right, without further action, to grant such Limited License hereunder), to use all such Technology as necessary to make, have made, distribute, maintain, use, market, sell and reproduce all or any portion of the Technology for the purpose of allowing Motorola to exercise its rights under this Agreement, including without limitation, the right to continue to meet demand for the Products and to provide support for the Products and Software. In the event that Motorola exercises this Limited License and makes or has made Products, […***…].

B. Promptly following any Limited License Event, Supplier shall provide to Motorola all of Supplier’s Technology relating to the Products and Software […***…] necessary for Motorola to […***…].

C. It is expressly agreed and acknowledged such information and materials as are provided hereunder by Supplier shall […***…].

D. Supplier shall place into escrow with an independent third party escrow agent[…***…], copies of such portions of Supplier’s Technology necessary to […***…], together with all appropriate supporting materials in its possession […***…] substantially in the form attached hereto as Exhibit G (the “Technology Escrow Agreement”). Motorola shall be permitted to access the escrowed materials only upon the occurrence of […***…]. The fees and expenses of

13	***Confidential Treatment Requested

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 230.406

the escrow agent shall be paid by […***…]. All materials placed in escrow shall be […***…]. Supplier agrees to use best efforts to ensure that the Materials along with any revised or supplemented materials (excluding any documentation relating to any third party software or intellectual property) delivered pursuant to this paragraph […***…].

E. In the event of the occurrence of a Limited License Event, Motorola shall have the right to […***…] and shall set forth in reasonable detail […***…]. The […***…] shall be calculated to include […***…]. Unless, within […***…] after Supplier’s receipt of the […***…], Supplier delivers to Motorola a written statement of objection specifying […***…], setting forth in reasonable detail […***…], the […***…] shall be the […***…]. If Supplier delivers the […***…] within […***…] after the receipt of the […***…], Supplier and Motorola shall negotiate in good faith for a period of […***…] following the delivery of the […***…] to determine the […***…]. If Supplier and Motorola agree on such […***…], such […***…] shall be the […***…]. If, at the end of such […***…] period, Supplier and Motorola have not so determined such […***…], Supplier and Motorola shall have […***…] to select an independent […***…] to determine such […***…]. If the parties do not reach an agreement on the choice of such independent […***…] during such […***…] period, Motorola and Supplier shall request the American Arbitration Association to select an independent […***…] with no material relationship with Supplier or Motorola to act as such independent […***…]. Upon such appointment, Motorola and Supplier shall each promptly provide the expert so selected with (x) its respective proposed […***…], which may be different from the […***…] included in the […***…] and […***…], (y) any documentation each elects to deliver in order to illustrate the basis on which it determined […***…] and (z) any additional information reasonably requested by such expert. Within […***…] days after initial receipt of the […***…] and related documentation, such expert shall make its decision as to the […***…]. The expert shall be required to select […***…]. The decision of the expert shall be final and binding upon Motorola and Supplier. The expenses of the expert shall be borne […***…]. Notwithstanding this Section E, […***…].

F. If, at any point following the release of materials from escrow, Supplier or its successor, affiliate or other third party can reasonably demonstrate […***…], then Motorola shall allow […***…] and Motorola shall immediately […***…].

21. Other Terms and Conditions

Assignment. Neither Party may assign this Agreement or any of its rights or obligations hereunder, without the prior written approval of the other Party, which approval will not be unreasonably withheld. Supplier hereby authorizes Motorola to assign its rights or obligations under this Agreement without the need for further Supplier approval, in whole or in part, in connection with the divestiture of a Motorola business unit covered by this Agreement. Motorola hereby authorizes Supplier to assign its rights or obligations under this Agreement in the event of an acquisition of Supplier (by means of the purchase of Supplier’s stock, the purchase of all or substantially all of the assets of Supplier, or a merger or consolidation of Supplier) by or with a third party which, in Motorola’s sole reasonable judgment, is not a substantial competitor of Motorola.

Authority. Each Party represents and warrants that (i) it has obtained all necessary approvals, consents and authorizations to enter into this Agreement and to perform and carry out its

14	***Confidential Treatment Requested

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 230.406

obligations under this Agreement, (ii) the person executing this Agreement on its behalf has express authority to do so and to bind the Party, and (iii) the execution, delivery, and performance of this Agreement does not violate any provision of any bylaw, charter, regulation, or any other governing authority of the Party, and has been duly authorized by all necessary partnership or corporate action, and this Agreement is a valid and binding obligation of that Party.

Business Interruption and Recovery Plan. On or before […***…], Supplier will provide Motorola with a mutually acceptable detailed, written business interruption and recovery plan, including business impact and risk assessment, crisis management, information technology disaster recovery, and business continuity. Supplier will update the plan annually. Supplier will notify Motorola in writing within […***…] of any activation of the plan.

Counterparts and Signatures. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same Agreement. This Agreement is fully executed when each Party has signed one or more counterparts and delivered the counterpart(s) to the other Party. Facsimile signatures will be binding to the same degree as original signatures.

Cumulative Remedies. Except as otherwise provided, if either Party breaches this Agreement, the non-breaching Party has the right to assert all available legal and equitable remedies.

Disclosures. This Agreement does not grant Supplier or any third party, by implication, estoppel, or otherwise, any right to inspect or examine any of Motorola’s data, documents, instruments, financial statements, balance sheets, business records, software, systems, premises, or plants unless necessary to resolve a dispute.

Entire Agreement. This Agreement, together with the attached Exhibits, and the Materials License Agreement constitute the entire understanding between the Parties concerning the subject matters hereof and thereof and supersede all prior discussions, agreements and representations, whether oral or written, express or implied, with respect to such subject matters; except, to the extent applicable, for the MLA which is not merged herein, and which shall continue to be in full force and effect in accordance with its terms. No alterations or modifications of this Agreement will be binding upon either Party unless made in writing and signed by an authorized representative of each Party.

Headings. The headings in this Agreement are for the Parties’ convenience and do not form a part of this Agreement.

Publicity. Neither Party will issue a press release or make any similar public announcement regarding this Agreement without the other Party’s prior written consent.

Records and Inspections. Supplier will maintain all records related to the Products, as required by law, rule, or regulation and for a period of […***…] after the last delivery of Products hereunder. Motorola, upon written notice to Supplier, may inspect and audit Supplier’s premises, facilities, records, processes and procedures, and physical assets with respect to the Products and Supplier’s performance under this Agreement, should Motorola have reasonable suspicion this agreement is being violated.

Relationship. Supplier will perform under this Agreement solely as an independent contractor and nothing in this Agreement will be construed to be inconsistent with that relationship. Under no circumstances will any of Supplier’s personnel be considered an employee or agent of Motorola. Nothing in this Agreement grants either Party the right or authority to make commitments of any kind for the other, implied or otherwise, without the other Party’s prior

15	***Confidential Treatment Requested

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 230.406

written agreement. This Agreement does not constitute, create, or in any way is interpreted as, a joint venture, partnership, or formal business organization of any kind.

Severability. If one or more provisions of this Agreement is held to be unenforceable under applicable law, the unenforceable portion will not affect any other provision of this Agreement. This Agreement will be construed as if the unenforceable provision was not present, and the Parties will negotiate in good faith to replace the unenforceable provision with an enforceable provision with effect nearest to that of the provision being replaced.

Subcontracting. Supplier will not subcontract any portion of this Agreement without Motorola’s prior written consent. Supplier retains responsibility for all services subcontracted hereunder and will indemnify Motorola against any liability caused by the acts or omissions of Supplier’s subcontractors.

Successors. This Agreement is binding upon, inures to the benefit of, and is enforceable by, the Parties and their respective successors and permitted assigns.

Survival. A provision of this Agreement will survive expiration or termination of this Agreement if the context of the provision indicates that it is intended to survive.

Waiver. Failure of either Party to insist upon the performance of any term, covenant, or condition in this Agreement, or to exercise any rights under this Agreement, will not be construed as a waiver or relinquishment of the future performance of any such term, covenant, or condition, or the future exercise of any such right, and the obligation of each Party with respect to such future performance will continue in full force and effect.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives, as of the Effective Date.

Motorola, Inc.

By	/s/ Janet O. Robinson
Name	Janet O. Robinson
Title	Vice President, Strategic Sourcing

Entropic Communications, Inc.

By	/ s/ Patrick C. Henry
Name	Patrick C. Henry
Title	President and CEO

16

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 230.406

Exhibit A

Product Listing with Prices and Lead Times

1.	Prices are effective for (i) all Products received by Motorola after the Effective Date, and (ii) all Products removed by Motorola from any Supplier or third-party hub. All prices are stated in U.S. dollars. Prices are effective for all Motorola facilities, regardless of the location of Supplier’s manufacture or distribution of Products.

2.	Price information is Confidential Information under this Agreement.

3.	The Parties will meet periodically to review […***…]. If Motorola’s […***…], then the Parties will discuss […***…]. Notwithstanding the foregoing, […***…].

4.	Entropic agrees to offer […***…] on […***…] ordered for deliveries […***…]. The pricing for […***…] will reflect the […***…]. In the event that Entropic does not have […***…] will be applied to the […***…] at that time and under the same conditions as stated above.

5.	[…***…].

6.	Supplier represents, warrants and covenants that, during the term of this Agreement, the […***…] is and shall be, […***…]. If at any time during the term of this Agreement, […***…], Supplier will promptly notify Motorola of […***…] and the […***…] shall be […***…]; provided that if […***…], then Supplier shall include, in its notice to Motorola, […***…], in which case this Agreement shall be amended accordingly by the parties. If at any time during the term of this Agreement Supplier […***…], Supplier will promptly notify Motorola […***…].

7.	Motorola shall provide Supplier with rolling […***…] forecast (“Motorola’s Forecast”) of the quantity and mix of Motorola’s anticipated required deliveries of the Products, broken down on a […***…] basis and specifying Product model numbers. […***…].

8.	Motorola agrees to qualify alternate source products that do not affect form, fit or function within […***…] of receipt of the qualification samples; provided that such Product is consistent with the Specification attached hereto as Exhibit B. Supplier shall give Motorola […***…] prior written notice that Supplier will be using an alternative source for Products. As requested by Motorola, Supplier will provide qualification samples to Motorola prior to commercial production of such alternative source products.

[…***…]

Cancellation of and Changes to Orders. Any rescheduling or cancellation of orders of Products by Motorola must conform to the terms set forth below:

(a) During the period that is […***…], Motorola shall not be permitted to […***…].

17	***Confidential Treatment Requested

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 230.406

(b) During the period within […***…], Motorola may […***…]. Motorola will use commercially reasonable efforts to […***…] within […***…], but shall not […***…] more than […***…].

(c) Outside the […***…], Motorola may […***…] or […***…].

(d) During the period within […***…], Motorola may […***…]. Supplier agrees to […***…] wherever possible in order to […***…]. […***…].

Cost incurred for Product inventory and work-in-process intended to service packaged device deliveries shall be calculated as follows:

[…***…]

18	***Confidential Treatment Requested

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 230.406

Exhibit B

Product Specifications

Attach hereto.

1. […***…]

2. […***…]

3. […***…]

19	***Confidential Treatment Requested

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 230.406

Exhibit C

Insurance

1.	Supplier will procure and maintain insurance, in sufficient amounts and limits to meet the obligations stated in this Agreement, from a licensed and admitted insurance provider reasonably acceptable to Motorola. Such insurance will be designated as primary, and will name Motorola, Inc., as an additional insured and will include a cross-liability endorsement with respect to Commercial General Liability insurance, Such insurance will include, at a minimum, the following:

(i)	In the United States, workers compensation insurance complying with the statutory requirements of each state in which Products are provided or services performed. In other jurisdictions, usual and customary insurance for employees and contract workers providing Products or services hereunder, regarding employee and contract workers welfare benefits;

(ii)	Broad Form Commercial General Liability Insurance with limits of liability not less than one million U.S. dollars (U.S. $1,000,000) per occurrence combined single limit for bodily injury, personal injury and property damage, including Contractual Liability Insurance to cover liability assumed under this Agreement;

(iii)	Vehicle Liability Insurance (including owned, non-owned, and hired vehicles) with limits of liability not less than one million dollars ($1,000,000) per occurrence; and

(iv)	Insurance covering Supplier’s own assets and operations in an amount sufficient to fund the incremental costs associated with the requirements of 16 (Business Interruption and Recovery Plan)

2.	Supplier will provide certificates of all insurance policies related to this Agreement, including a provision that such insurance may not be canceled except upon […***…] prior written notice to Motorola. The purchase of insurance coverage and furnishing of certificates will neither modify Supplier’s obligations to indemnify Motorola nor be in satisfaction of Supplier’s liability under this Agreement.

3.	Supplier will be responsible for all contractors and subcontractors employed by Supplier in the performance of this Agreement and will require each contractor and subcontractor to maintain, at a minimum, the same insurance coverages and amounts as required of Supplier.

20	***Confidential Treatment Requested

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 230.406

Exhibit D

Supplemental Compliance with Laws Standards

1. Supplier represents and warrants that Supplier will, and Supplier will use reasonable efforts to ensure that its Supply Chain will, comply with the following standards:

(i) Supplier will electronically provide a Material Safety Data Sheet for chemicals purchased under this Agreement that are regulated by OSHA’s hazard communication regulations set forth in 29 C.F.R. 1910.1200. All chemical suppliers certify that any chemicals purchased are on the Toxic Substances Control Act, 15 U.S.C.S. §2601, et. seq., chemical inventory or are subject to an exemption, and that such exemption is specified in the Material Safety Data Sheet.

(ii) Products are not manufactured with, nor contain, any Class I ozone-depleting substances (as identified at 40 CFR Part 82 Appendix A to Subpart A or subsequently identified by the Environmental Protection Agency as Class I ozone-depleting substances).

(iii) Products and components of Products are not produced, manufactured, mined, or assembled, in whole or in part, with the use of illegal child labor or forced, convict, or indentured labor under penal sanction as prohibited by any state law or U.S. statute, including any class of labor specified in Section 307, Tariff Act of 1930, as implemented in 19 C.F.R. 12.42.

2. Supplier represents and warrants that Supplier will, and Supplier will use reasonable efforts to ensure that its Supply Chain will, comply with the following:

(i) Equal Opportunity, 41 CFR §60-1.4(a)

(ii) Equal Opportunity for Special Disabled Veterans and Veterans of the Vietnam Era, 41 CFR §60-250.5(a)

(iii) Equal Opportunity for Workers with Disabilities, 41 CFR §60-741.5(a)

(iv) Prohibition of Segregated Facilities, 41 CFR §60-1.8

(v) All applicable regulations promulgated by the U.S Secretary of Labor at 41 CFR Parts 60 and 61

(vi) Federal Acquisition Regulations (FARs)

3.104-4(d) Restrictions on Compensation of Former Officials of Federal Agencies

252.203-7001 Special DoD Hiring Prohibitions (DFARS)

52.222-22 Previous Contracts and Compliance Reports

52.222-24 Pre-Award On-Site Opportunity Compliance Review

52.222-25 Affirmative Action Compliance

52.222-37 Employment Reports on Special Disabled Veterans and Veterans of the Vietnam Era

52.223-2 Clean Air and Clean Water

21

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 230.406

3. Supplier has developed and has on file at each establishment, affirmative action programs required by the rules and regulations of the Secretary of Labor (41 CFR 60-1 and 60-2). Alternatively, Supplier represents it has not previously had contracts subject to the written affirmative action programs requirement of the rules and regulations of the U.S. Secretary of Labor.

4. As applicable, Supplier will comply with the provisions of FAR 52.219-8 as they pertain to Utilization of Small Business Concerns, and any and all applicable state and local government small and other business utilization laws, including any and all applicable statutes, rules, regulations, ordinances and other guidelines.

5. If Supplier is […***…], Supplier will use best efforts to […***…].

22	***Confidential Treatment Requested

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 230.406

Exhibit E

Open Source Software

[…***…]

23	***Confidential Treatment Requested

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 230.406

Exhibit F

1. […***…]

24	***Confidential Treatment Requested

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 230.406

Exhibit G

Technology Escrow Agreement

[None]

25